Exhibit 99.1

GUESS?, INC. REPORTS FIRST QUARTER RESULTS

Q1 Fiscal 2014 Adjusted EPS of $0.14, Compared to $0.30 in Q1 Fiscal 2013; GAAP EPS was $0.12

Q1 Fiscal 2014 Revenues Decreased 5% to $549 Million

Provides Q2 Fiscal 2014 EPS Guidance in the Range of $0.34 to $0.38

Maintains Full Year Fiscal 2014 EPS Guidance in the Range of $1.70 to $1.90

LOS ANGELES, May 30, 2013 - Guess?, Inc. (NYSE: GES) today reported financial results for its first quarter ended May 4, 2013.

First Quarter Fiscal 2014 Highlights

•	Asian revenues increased 10% in U.S. dollars and 8% in constant dollars

•	North American Retail revenues decreased 5%; retail comp sales declined 9.8%

•	European revenues decreased 13% in U.S. dollars and 12% in local currency

•	Adjusted operating earnings decreased 65%; GAAP operating earnings decreased 71%

•	Invested $22.1 million to repurchase 0.9 million of our common shares

This press release contains certain non-GAAP, or adjusted, financial measures, which exclude the impact of restructuring charges (and related taxes where applicable) recorded during the first quarter of fiscal 2014. A reconciliation of reported GAAP results to comparable non-GAAP results is provided in the accompanying tables and discussed under the heading “Presentation of Non-GAAP Information” below.

First Quarter Fiscal 2014 Results

For the first quarter of fiscal 2014, the Company recorded adjusted net earnings of $11.7 million, a 56.1% decrease compared to net earnings of $26.6 million for the first quarter of fiscal 2013. Adjusted diluted earnings per share decreased 53.3%, to $0.14, compared to diluted earnings per share of $0.30 for the prior-year quarter. The adjusted net earnings exclude restructuring charges of $2.3 million ($1.8 million net of taxes). On a GAAP basis, first quarter fiscal 2014 net earnings were $9.9 million and diluted earnings per share totaled $0.12, including an unfavorable $0.02 after-tax impact from the restructuring charges.

Paul Marciano, Chief Executive Officer, commented, “Despite the continued global economic challenges, we are pleased to deliver better than expected first quarter earnings. These earnings reflect the ongoing success within the Company to globally streamline and improve productivity. While we are encouraged by our start to fiscal 2014, the near term outlook for consumer spending remains soft and we are planning our business accordingly. Southern Europe continues to be our main concern going forward.”

Total net revenue for the first quarter of fiscal 2014 decreased 5.2% to $548.9 million, from $579.3 million in the prior-year quarter. In constant dollars, total net revenue decreased 5.1%.

•
The Company's retail stores in North America generated revenue of $238.3 million in the first quarter of fiscal 2014, a 5.4% decrease from $251.8 million in the same period a year ago. Comparable store sales for the first quarter of fiscal year 2014 decreased 9.8% in U.S. dollars and 9.3% in local currency compared to the same period a year ago. The Company directly operated 511 retail stores in the United States and Canada at the end of the first quarter of fiscal 2014 versus 503 stores a year earlier.

•
Net revenue from the Company's Europe segment decreased 12.9% to $165.4 million in the first quarter of fiscal 2014, compared to $189.8 million in the prior-year period. In local currency, net revenue decreased 12.4%.

•
Net revenue from the Company's Asia segment increased 9.7% to $71.1 million in the first quarter of fiscal 2014, from $64.8 million in the prior-year period. In constant dollars, net revenue increased 8.0%.

•	Net revenue from the Company's North American Wholesale segment was slightly down at $43.8 million in the first quarter of fiscal 2014, compared to $43.9 million in the prior-year period.

•	Licensing segment net revenue increased 4.7% to $30.3 million in the first quarter of fiscal 2014, from $28.9 million in the prior-year period.

Adjusted operating earnings for the first quarter of fiscal 2014 decreased 65.1% to $13.7 million (including a $0.3 million favorable currency translation impact) from operating earnings of $39.1 million in the prior-year period. Adjusted operating margin in the first quarter declined 430 basis points to 2.5%, compared to operating margin of 6.8% in the prior-year quarter. The lower operating margin primarily reflects the impact of negative same store sales on the Company's fixed cost structure, lower sales in our European wholesale business and more markdowns in our North American Retail business, partially offset by lower corporate expenses. On a GAAP basis, operating earnings decreased 71.1% and operating margin declined 470 basis points.

Other net income, which primarily includes net unrealized mark-to-market revaluation gains on foreign currency contracts and net unrealized gains on non-operating assets, was $5.5 million for the first quarter of fiscal 2014, compared to $0.6 million in the prior-year quarter.

The Company's first quarter fiscal 2014 effective tax rate increased to 33.0%, compared to 32.0% for the first quarter of the prior year.

Outlook

The Company updated its outlook for the fiscal year ending February 1, 2014, which is now as follows (note that the Company's fiscal year 2014 has 52 weeks, while fiscal 2013 had 53 weeks):

•	Consolidated net revenues are expected to range from $2.57 billion to $2.61 billion.

•	Operating margin is expected to be between 8.5% and 9.5%.

•	Diluted earnings per share are expected to be in the range of $1.70 to $1.90.

The Company's expectations for the second quarter of fiscal 2014 ending August 3, 2013, are as follows:

•	Consolidated net revenues are expected to range from $620 million to $635 million.

•	Operating margin is expected to be between 7.0% and 8.0%.

•	Diluted earnings per share are expected to be in the range of $0.34 to $0.38.

During the first quarter of fiscal 2014, the Company implemented plans to streamline its operational structure and reduce expenses. The Company's outlook excludes the impact of any restructuring charges associated with these activities.

Dividends

The Company also announced today that its Board of Directors has approved a quarterly cash dividend of $0.20 per share on the Company's common stock. The dividend will be payable on June 28, 2013 to shareholders of record at the close of business on June 12, 2013.

Presentation of Non-GAAP Information

The financial information presented in this release includes both GAAP and non-GAAP measures. The “non-GAAP” or “adjusted” financial measures exclude the impact of restructuring charges incurred during the first quarter of fiscal 2014.

The Company has excluded these restructuring charges, and related tax impact, from its adjusted financial measures primarily because it does not believe such charges reflect the Company's ongoing operating results or future outlook. The Company believes that these adjusted financial measures are useful as an additional means for investors to evaluate the comparability of the Company's operating results when reviewed in conjunction with the Company's GAAP financial statements. A reconciliation of reported GAAP results to comparable non-GAAP results is provided in the accompanying tables. The non-GAAP measures are provided in addition to, and not as alternatives for, the Company's reported GAAP results.

This release also includes certain constant currency financial information. Foreign currency exchange rate fluctuations affect the amount reported from translating the Company's foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results under GAAP. The Company provides constant currency information to help investors assess how our businesses performed excluding the effects of changes in foreign currency translation rates. To calculate revenues and earnings from operations on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than U.S. dollars are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on May 30, 2013 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the “Investor Relations” link. The webcast will be archived on the website for 30 days.

About Guess?

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of May 4, 2013, the Company directly operated 511 retail stores in the United States and Canada and 328 retail stores in Europe, Asia and Latin America. The Company's licensees and distributors operated an additional 853 retail stores outside of the United States and Canada. For more information about the Company, please visit www.guess.com.

Forward Looking Statements

Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company's expectations and future prospects, as well as guidance for the second quarter and full year of fiscal 2014, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “will,” “goal,” “strategy,” “believe,” “continue,” “outlook,” “plan” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among others: our ability to maintain our brand image and reputation; domestic and international economic conditions, including economic and other events that could negatively impact consumer confidence and discretionary consumer spending; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate consumer preferences, effectively operate our various retail concepts and effectively manage inventories; our ability to successfully implement our growth strategies and to continue to expand or grow our business; our ability to successfully achieve planned cost savings; unexpected obligations arising from litigation, tax and other regulatory proceedings; risks associated with our foreign operations, such as violations of laws prohibiting improper payments and the burdens of complying with a variety of foreign laws and regulations; and changes in economic, political, social and other conditions affecting our foreign operations and sourcing, including currency fluctuations, global tax rates and the current European economic crisis. In addition to these factors, the economic, technological, managerial, and other risks identified in the Company's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Guess?, Inc.
Investor Relations
(213) 765-5578

Source: Guess?, Inc.

Guess?, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)

	Three Months Ended
	May 4, 2013		April 28, 2012
	$	%	$	%

Product sales	$518,664	94.5%	$550,366	95.0%
Net royalties	30,250	5.5%	28,900	5.0%
Net revenue	548,914	100.0%	579,266	100.0%

Cost of product sales	351,488	64.0%	344,190	59.4%

Gross profit	197,426	36.0%	235,076	40.6%

Selling, general and administrative expenses	183,764	33.5%	195,935	33.8%
Restructuring charges	2,337	0.4%	—	0.0%

Earnings from operations	11,325	2.1%	39,141	6.8%

Other income (expense):
Interest expense	(549)	(0.1%)	(384)	(0.1%)
Interest income	334	0.0%	694	0.1%
Other, net	5,457	1.0%	568	0.1%

Earnings before income taxes	16,567	3.0%	40,019	6.9%

Income taxes	5,467	1.0%	12,806	2.2%

Net earnings	11,100	2.0%	27,213	4.7%

Net earnings attributable to noncontrolling interests	1,184	0.2%	567	0.1%

Net earnings attributable to Guess?, Inc.	$9,916	1.8%	$26,646	4.6%

Net earnings per common share attributable to common stockholders:

Basic	$0.12		$0.30
Diluted	$0.12		$0.30

Weighted average common shares outstanding attributable to common stockholders:

Basic	84,582		89,190
Diluted	84,778		89,510

Adjusted earnings from operations [1]:	$13,662	2.5%

Adjusted net earnings attributable to Guess?, Inc. [1]:	$11,694	2.1%

Adjusted diluted earnings per common share attributable to common stockholders [1]:	$0.14

Notes:
1
The adjusted results reflect the exclusion of restructuring charges (and related taxes where applicable) recorded during the first quarter of fiscal 2014. No adjustments have been made to the prior-year period. A complete reconciliation of actual results to adjusted results is presented in the table entitled "Reconciliation of GAAP Results to Adjusted Results."

Guess?, Inc. and Subsidiaries
Reconciliation of GAAP Results to Adjusted Results
(amounts in thousands, except per share data)

The following table provides reconciliations of reported GAAP earnings from operations to adjusted earnings from operations and reported GAAP net earnings attributable to Guess?, Inc. to adjusted net earnings attributable to Guess?, Inc. for the three months ended May 4, 2013.

	Three Months Ended
	May 4, 2013
		% of
	$	Revenues

Reported GAAP earnings from operations	$11,325	2.1%
Restructuring charges [1]	2,337

Adjusted earnings from operations	$13,662	2.5%

Reported GAAP net earnings attributable to Guess?, Inc.	$9,916	1.8%

Restructuring charges [1]	2,337
Income tax adjustments [2]	(559)
Total adjustments affecting net earnings attributable to Guess?, Inc.	1,778

Adjusted net earnings attributable to Guess?, Inc.	$11,694	2.1%

Adjusted diluted earnings per common share attributable to common stockholders:	$0.14

Weighted average common shares outstanding attributable to common stockholders:

Basic	84,582
Diluted	84,778

Notes:

1
During the first quarter of fiscal 2014, the Company implemented plans to streamline its operational structure and reduce expenses in both Europe and North America which resulted in restructuring charges incurred during the three months ended May 4, 2013. No adjustments have been made to the same prior-year period.

2	The income tax effect of the restructuring charges was based on the Company's assessment of deductibility using the statutory tax rate of the tax jurisdiction in which the charges were incurred.

Guess?, Inc. and Subsidiaries
Consolidated Segment Data
(dollars in thousands)

	Three Months Ended
	May 4,	April 28,	%
	2013	2012	chg

Net revenue:
North American Retail	$238,311	$251,798	(5%)
Europe	165,392	189,815	(13%)
Asia	71,132	64,835	10%
North American Wholesale	43,829	43,918	(0%)
Licensing	30,250	28,900	5%
	$548,914	$579,266	(5%)

Earnings (loss) from operations:
North American Retail	$(4,233)	$16,990	(125%)
Europe	(5,218)	12,481	(142%)
Asia	6,964	5,875	19%
North American Wholesale	8,649	9,346	(7%)
Licensing	26,204	24,586	7%
Corporate Overhead	(18,704)	(30,137)	(38%)
Restructuring Charges	(2,337)	—
	$11,325	$39,141	(71%)

Operating margins:
North American Retail	(1.8%)	6.7%
Europe	(3.2%)	6.6%
Asia	9.8%	9.1%
North American Wholesale	19.7%	21.3%
Licensing	86.6%	85.1%

Total Company before restructuring charges	2.5%	6.8%
Total Company including restructuring charges	2.1%	6.8%

Guess?, Inc. and Subsidiaries
Selected Condensed Consolidated Balance Sheet Data
(in thousands)

	May 4,	February 2,	April 28,
	2013	2013	2012

ASSETS

Cash and cash equivalents	$306,437	$329,021	$480,353

Short-term investments	6,911	6,906	9,618

Receivables, net	251,071	316,863	326,592

Inventories	375,793	369,712	334,235

Other current assets	117,430	84,723	90,713

Property and equipment, net	346,268	355,729	354,394

Other assets	217,558	250,552	243,839

Total Assets	$1,621,468	$1,713,506	$1,839,744

LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of borrowings and capital lease obligations	$1,931	$1,901	$1,967

Other current liabilities	340,865	383,065	387,207

Capital lease obligations	7,559	8,314	9,807

Other long-term liabilities	212,161	216,214	221,978

Redeemable and nonredeemable noncontrolling interests	18,713	17,020	31,464

Guess?, Inc. stockholders' equity	1,040,239	1,086,992	1,187,321

Total Liabilities and Stockholders' Equity	$1,621,468	$1,713,506	$1,839,744

Guess?, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Data
(in thousands)

	Three Months Ended
	May 4,	April 28,
	2013	2012

Net cash provided by operating activities	$31,737	$36,653

Net cash used in investing activities	(10,131)	(31,384)

Net cash used in financing activities	(37,850)	(17,482)

Effect of exchange rates on cash	(6,340)	761

Net decrease in cash and cash equivalents	(22,584)	(11,452)

Cash and cash equivalents at the beginning of the year	329,021	491,805

Cash and cash equivalents at the end of the period	$306,437	$480,353

Supplemental information:

Depreciation and amortization	$22,508	$20,721

Rent	$68,881	$64,262

Guess?, Inc. and Subsidiaries
Retail Store Data
International Store Count

		As of May 4, 2013		As of April 28, 2012
		Total	Directly Operated	Total	Directly Operated
Region		Stores	Stores	Stores	Stores

	United States and Canada	511	511	503	503

	Europe and the Middle East	628	248	577	191

	Asia	469	49	442	48

	Central and South America	84	31	73	25

		1,692	839	1,595	767

Guess?, Inc. and Subsidiaries
Retail Store Data
U.S. and Canada

	Three Months Ended
	May 4,	April 28,
	2013	2012

Number of stores at the beginning of the year	512	504

Store openings	2	6

Store closures	(3)	(7)

Number of stores at the end of the period	511	503

Total store square footage at the end of the period	2,370,000	2,319,000